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                                                                       EXHIBIT 7



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 7, 1997, with respect to the financial statements of John Hancock Variable Life Account U and February 14, 1997, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 4 to the Registration Statement (Form S-6, No. 33-76660).



                              /s/Ernst & Young LLP
                              ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 1997